SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                          (Amendment No.             )

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]     Preliminary Proxy Statement
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]     Confidential, For Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))


                          FIRST AMERICAN RAILWAYS,INC.
                (Name of Registrant as Specified in Its Charter)



                          FIRST AMERICAN RAILWAYS,INC.
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                         FIRST AMERICAN RAILWAYS, INC.
                             3700 NORTH 29TH AVENUE
                                    SUITE 202
                            HOLLYWOOD, FLORIDA 33020
                                 (954) 920-0606

                                  April ___, 1997

TO:  THE SHAREHOLDERS OF FIRST
     AMERICAN RAILWAYS, INC.

Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of FIRST AMERICAN RAILWAYS, INC. (the "Company") to be held at _______________, Durango, Colorado 81201, on Saturday, June 7, 1997, at 10:00 A.M., local time.

         Matters to be acted on at the meeting include: (a) a proposal to amend the Company's Articles of Incorporation; (b) the election of directors; and (c) the appointment of independent public accountants. Detailed information concerning these matters is set forth in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

         Your Board of Directors recommends that you vote your shares in favor of the proposed Amendment to the Articles of Incorporation, the election of directors and the appointment of independent public accountants.

         Whether or not you plan to attend the meeting, please promptly sign and return your proxy card in the enclosed envelope. If you then attend the meeting and wish to vote your shares in person, you may still do so. Also, if you plan to attend the meeting, please mark the appropriate box on the proxy card. If you plan to have anyone accompany you, please enclose a note indicating the name of that person. Admission cards for the meeting will then be sent to you.

         At the conclusion of the meeting, you will have the opportunity to tour [D&SNG'S OPERATIONS?].

         I look forward to seeing you at the meeting.

                                            Sincerely yours,


                                            --------------------------
                                            ALLEN  C.  HARPER, Chairman
                                            of  the  Board of Directors
                                            and Chief Executive Officer

                          FIRST AMERICAN RAILWAYS, INC.
                             3700 NORTH 29TH AVENUE
                                    SUITE 202
                            HOLLYWOOD, FLORIDA 33020
                                 (954) 920-0606

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 7, 1997

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of FIRST AMERICAN RAILWAYS, INC., a Nevada corporation (the "Company"), will be held on June 7, 1997, at 10:00 A.M., local time, at________________________, Durango,
Colorado 81201, for the following purposes, all of which are set forth more completely in the accompanying Proxy Statement:

         (1) To amend the Articles of Incorporation of the Company to provide for a classified Board of Directors;

         (2) the election of eight persons to the Board of Directors; three persons each to hold office for a term of three years, three persons each for a term of two years and two persons each for a term of one year;

         (3)  the appointment of independent public accountants; and

         (4) to transact such other business as may properly come before the meeting.

         Pursuant to the Company's Bylaws, the Board of Directors has fixed the close of business on April 21, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

         A FORM OF PROXY AND THE ANNUAL REPORT OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 ARE ENCLOSED. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                          BY ORDER OF THE BOARD OF
                                 DIRECTORS

                          ALLEN C. HARPER, CHAIRMAN OF
                          THE BOARD AND CHIEF EXECUTIVE
                          OFFICER

HOLLYWOOD, FLORIDA
APRIL ___, 1997

                          FIRST AMERICAN RAILWAYS, INC.
                             3700 NORTH 29TH AVENUE
                                    SUITE 202
                            HOLLYWOOD, FLORIDA 33020
                                 (954) 920-0606


                            ------------------------

                                 PROXY STATEMENT

                            ------------------------
         The enclosed proxy is solicited by the Board of Directors of FIRST AMERICAN RAILWAYS, INC., a Nevada corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on June 7, 1997, and the approximate date on which this statement and the enclosed proxy will be sent to shareholders will be April 24, 1997. The form of proxy provides a space for you to withhold your vote for any proposal. You are urged to indicate your vote on each matter in the space provided; if no space is marked, it will be voted by the persons therein named at the meeting (i) for the proposed amendment to the Articles of Incorporation to create a classified Board of Directors; (ii) for the election of eight persons to the Board of Directors as set forth below; (iii) approval of selection of independent accountants; and (iv) in their discretion, upon such other business as may properly come before the meeting. Whether or not you plan to attend the meeting, please fill in, sign and return your proxy card to the Company's transfer agent in the enclosed envelope, which requires no postage if mailed in the United States.

         The cost of the Board of Directors' proxy solicitation will be borne by the Company. In addition to solicitation by mail, officers and employees of the Company may solicit proxies personally and by telephone and telegraph, all without extra compensation.

         At the record date for the meeting, the close of business on April 21, 1997, the Company had outstanding ____________ shares of $.001 par value common stock ("Common Stock"). Each share of Common Stock entitles the holder thereof on the record date to one vote on each matter submitted to a vote of shareholders. Only shareholders of record at the close of business on April 21, 1997 are entitled to notice of and to vote at the Annual Meeting. In the event that there are not sufficient votes for approval of any of the matters to be voted upon at the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of Common Stock. The approval of the proposals covered by the Proxy Statement will require an affirmative vote of the holders of a majority of the shares of Common Stock voting in person or by proxy at the Annual Meeting.

         All shares of Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted for approval of each matter voted upon. Abstentions or broker non-votes are counted as shares present in the determination of whether shares of Common Stock represented at the meeting constitute a quorum. Abstentions or broker non-votes are tabulated separately. As to other matters to be acted upon at the Annual Meeting, abstentions are treated as AGAINST votes, whereas broker non-votes are counted for the purpose of determining whether the proposal has been approved.

A SHAREHOLDER WHO SUBMITS A PROXY ON THE ACCOMPANYING FORM HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS USE BY DELIVERING A WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY EXECUTING A LATER-DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON. UNLESS AUTHORITY IS WITHHELD, PROXIES WHICH ARE PROPERLY EXECUTED WILL BE VOTED FOR THE PURPOSES SET FORTH THEREON.

         The following table sets forth the shares of the Company's Common Stock beneficially owned at April 21, 1997, by (i) each person known to management of the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, (ii) each Director of the Company, (iii) each executive officer of the Company named under "Executive Remuneration," and (iv) all executive officers and Directors of the Company as a group.


                                                              SHARES BENEFICIALLY OWNED(1)
                                                              NUMBER(2)         PERCENT(2)
                                                              ---------         ----------

NAME                         POSITION WITH COMPANY
----                         ---------------------

EXECUTIVE OFFICERS AND
         DIRECTORS:(3)

Thomas G. Rader              Director                         1,632,581(4)         17.42

Charles E. Bradshaw, Jr.     Director                         1,810,000(5)         16.51

Allen C. Harper              Chairman of the                  1,380,317(6)         14.75
                             Board of Directors
                             and Chief Executive Officer

Raymond Monteleone           President, Chief                   179,133(7)(9)       1.88
                             Operating Officer
                             and Director

Luigi Salvaneschi            Director                           103,654(4)(8)       1.11

David H. Rush                Director                            39,414(4)             *

Glenn P. Michael             Director                            23,000(4)             *

Albert B. Aftoora            Director                             3,000(4)             *

William T. Nanovsky          Vice President, Secretary,          15,000(9)             *
                             Treasurer and Chief Financial
                             Officer

                                        2


Donald P. Cumming            Vice President, Controller           10,666(9)            *
                             and Chief Accounting Officer

Thomas E. Blayney            Vice President of                    10,333(9)            *
                             Operations

Pamela S. Petcash            Vice President of                     7,666(9)            *
                             Customer Care and
                             Entertainment

Gordon L. Downing            Vice President of Marketing           3,333(9)            *
                             and Sales


All Directors and executive
officers as a group (13 persons)                               5,218,097           46.47

BENEFICIAL OWNERS OF MORE
THAN 5%
-------

                                                   SHARES BENEFICIALLY OWNED(1)
                                                   NUMBER(2)        PERCENT(2)
                                                   ---------        ----------
Auric Investments Limited
24 St. Georges Street, Douglas
Isle of Man IM1 1AH                                823,274(10)         8.56

Lancer Partners L.P.
237 Park Ave., 8th Fl.
New York, NY 10017                                 814,286(11)         8.25

EFO Fund, Ltd.
1111 W. Mockingbird Lane, #1400
Dallas, TX 75247                                   732,857(12)         7.46

Fairnoon Management Ltd.
11 Queenstreet Mayfair
London W1X 7PD, England                            570,000(13)         5.87

Eugene K. Garfield                                 529,343             5.66
1360 Ocean Blvd., #1905
Pompano Beach, FL 33062

Rush & Co.
c/o Swiss American Securities, Inc.
100 Wall Street, 4th Fl.
New York, NY 10005                                 548,177(14)         5.64

Emanon Partners, L.P.
237 Park Avenue
Suite 901
New York, NY 10017                                 515,714(15)         5.32

Rosebud Capital Growth Fund Ltd.
c/o Euro-Dutch Trust Co. (Bahamas)
Charlotte House, Charlotte St.
Nassau, Bahamas                                    512,747(16)         5.31

---------------------
 *  Less than 1%

(1) Unless otherwise indicated, each shareholder has sole voting and investment power with respect to the Common Stock indicated as beneficially owned thereby.

(2) In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shares that are not outstanding, but that are subject to warrants, options or conversion privileges exercisable or convertible within 60 days of the date of the Offering, have been deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the individual having such right, but have not been deemed outstanding for the purpose of computing the percentage for any other person. Where applicable, these amounts include shares which are issuable to the holders of the Company's Series A Redeemable Warrants, the Financial Advisory Warrants (both referred to as "Warrants") and the 10% Convertible Secured Notes (the "Notes"). These amounts do not include the exercise of certain warrants to purchase an aggregate of 475,000 shares of Common Stock.

(3) Unless otherwise indicated, the address for each Director is c/o First American Railways, Inc., 3700 North 29th Avenue, Suite 202, Hollywood, Florida 33020.

(4) Includes 18,000 shares which are issuable upon the exercise of currently exercisable stock options to each of Messrs. Rader, Salvaneschi and Rush, respectively, and 23,000 and 3,000 shares which are issuable upon the exercise of currently exercisable stock options to each of Messrs. Michael and Aftoora, respectively.

(5) Includes 1,610,000 shares which may be issued upon the exercise of a six- year warrant.

(6) Includes 1,379,032 shares which are owned of record by Harper Family Partnership L.P., for which Mr. Harper and his wife, Carol E. Harper, are the sole limited partners, and 1,285 shares which are owned of record by Harper Partners of Miami, Ltd., a Florida limited partnership, for which Carol E. Harper, serves as trustee.

(7) Includes 35,800 shares owned of record by Mr. Monteleone, and the balance represents currently exercisable stock options.

(8) Mr. Salvaneschi serves as the trustee for a trust under an agreement dated October 19, 1993, in which name these shares are held, and for which Mr. Salvaneschi has sole voting and dispositive power.

(9) Includes 143,333 shares, 12,000 shares, 9,666 shares, 8,333 shares, 3,333 shares and 6,666 shares which are issuable to Messrs. Monteleone, Nanovsky, Cumming, Blayney, Downing and Miss Petcash, respectively, upon the exercise of currently-exercisable stock options.

(10) Includes an aggregate of 260,774 shares which may be issued either upon the conversion of the Notes or upon the exercise of Warrants which may be issued, in certain circumstances, upon the prepayment of the Notes.

(11) Includes an aggregate of 514,286 shares which may be issued either upon the conversion of the Notes or upon the exercise of Warrants which may be issued, in certain circumstances, upon the prepayment of the Notes.

(12) Includes an aggregate of 462,857 shares which may be issued either upon the conversion of the Notes or upon the exercise of Warrants which may be issued, in certain circumstances, upon the prepayment of the Notes.

(13) Includes an aggregate of 360,000 shares which may be issued either upon the conversion of the Notes or upon the exercise of Warrants which may be issued, in certain circumstances, upon the prepayment of the Notes.

(14) Includes an aggregate of 363,440 shares which may be issued either upon the conversion of the Notes or upon the exercise of Warrants which may be issued, in certain circumstances, upon the prepayment of the Notes.

(15) Includes an aggregate of 328,834 shares which may be issued either upon the conversion of the Notes or upon the exercise of Warrants which may be issued, in certain circumstances, upon the prepayment of the Notes.

(16) Includes an aggregate of 303,116 shares which may be issued either upon the conversion of the Notes or upon the exercise of Warrants which may be issued, in certain circumstances, upon the prepayment of the Notes.

         ITEM 1 - AMENDMENT TO ARTICLES OF INCORPORATION TO PROVIDE FOR CLASSIFIED BOARD OF DIRECTORS

         The Board of Directors recommends that the Company's Articles of Incorporation be amended to provide for a classified Board of Directors consisting of up to nine Directors. The text of the proposed amendment is set forth in attached Exhibit A at Page ___. This amendment provides for the classification of the Directors of the Company into three classes whose terms of office will expire at one-year intervals. The term of office of the first class of Directors elected at the Annual Meeting in 1997 will expire at the Annual Meeting in 1998; the second class of Directors in 1999; and the third class of Directors in 2000. Presently the Company's Directors are elected at each annual meeting to serve for one year. Directors elected by the Board to fill vacancies will continue to hold office for the remainder of the term to which the previous Director was elected.

         When the classified Board of Directors is fully implemented, a portion of the Directors will be elected at each annual meeting for three-year terms. Although the Board of Directors has not in the past experienced problems as to stability or continuity, staggering the election of the Board in such a fashion increases the potential for corporate stability through the prospect of increased continuity of Board membership by insuring that a number of the Directors on the Board have been associated with the Company over a period of years and, therefore, are experienced in the affairs of the Company. The proposed amendment, however, will make it more difficult for the shareholders to replace the entire Board of Directors at one annual meeting even where this may be considered desirable by the shareholders.

         In addition to increasing the potential for the continuity of Board membership, the classification system will make it more difficult to acquire or take over the Company by merger, acquisition of its assets or other means to gain control of the

Company's Board of Directors prior to effecting the takeover transaction, if such transaction is opposed by the Board of Directors. This proposal may accordingly be deemed to be an anti-takeover proposal. Management is not aware of any specific effort to accumulate the Company's securities or to obtain control of the Company through a merger, tender offer, solicitation in opposition to Management or otherwise and this proposal is not being made in response to any such effort. In the event a takeover group were able to control the Board of Directors, Management would be forced to negotiate the terms of any proposed takeover bid with a corporation or group which had its own representatives on the Company's Board of Directors. The interests of the shareholders conceivably may be represented by groups other than Management; a takeover transaction could also conceivably be viewed as beneficial by a majority of shareholders.

         The Articles of Incorporation and By-Laws of the Company currently contain no anti-takeover provisions. In addition, it should be noted that Nevada and federal law provides certain protections for shareholders' interests in certain takeover situations, including a state law which restricts the ability of the Company to engage in any business combination with certain "interested" shareholders for three years, along with minority shareholder appraisal rights in cases of mergers and acquisitions, as well as disclosure requirements under the federal securities laws. The content of the proposed amendment to the Articles of Incorporation and By-Laws has not been subject to specific, formal Board action.

         Management believes that representation on the Company's Board of Directors, however, by persons seeking to take over the Company would inhibit management's ability to negotiate at arm's length for the best interest of all shareholders. Therefore the Board of Directors believes this proposal is in the best interest of the shareholders.

         The adoption of this proposal requires authorization by the holders of a majority of the Company's common stock present, either in person or by proxy, and voting at the Annual Meeting. The proposed amendment will also provide that this proposed amendment to the Articles of Incorporation, classification of the Board of Directors, may not be repealed without the approval of the holders of three-fourths of the outstanding voting stock of the Company at the time a determination is made.

         This proposal will make it more difficult to remove the current Board of Directors or effect a merger or takeover opposed by the current Board of Directors. Classification of the Board of Directors will result in the election of a fraction of the Directors each year which will make it more difficult for shareholders to change Directors and may require two or more successive annual meetings to replace the majority of the Directors in order to effect a change in management policies. The proposed amendment may also discourage any group from attempting to acquire the Company, even where this may be considered desirable by a simple majority of the shareholders.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS AMENDMENT TO THE ARTICLES OF INCORPORATION.

                  ITEM 2 - ELECTION OF DIRECTORS OF THE COMPANY

NOMINEES

         As provided for in Article IX of its Articles of Incorporation, as amended by Item 1, above, the Company is to have a classified Board of Directors consisting of Classes I, II and III, with one class to be elected at each Annual Meeting of Shareholders. If any nominee for Director is unable or declines to serve for any reason not now foreseen, the discretionary authority provided in the proxy will be exercised to vote for a substitute. All nominees have consented to serve as Directors. The following persons are Management's nominees, by class, to serve as Directors of the Company:

   CLASS I                         CLASS II                  CLASS III
(EXPIRES 1998)                  (EXPIRES 1999)             (EXPIRES 2000)
--------------                  --------------             --------------

Charles E. Bradshaw, Jr.      Albert B. Aftoora(1)       Raymond Monteleone
Thomas G. Rader(2)            Allen C. Harper            David H. Rush(1),(2)
                              Glenn P. Michael(1)        Luigi Salvaneschi1,(2)
--------------
(1)      Member of the Audit Committee, the Chairman of which is Mr. Aftoora.

(2)      Member of the Compensation Committee, the Chairman of which is Mr.
         Rush.

MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF EACH OF THE FOREGOING NOMINEES FOR ELECTION TO THE BOARD.

         The following information is set forth below for each nominee: principal occupations during the past five years, the period of service as a Director of the Company or its predecessor, or other directorships and business affiliations (including public company directorships), and age:

         MR. HARPER, age 52, has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since April 1996, and prior thereto he served in similar capacities with the Company's predecessor by merger, First American Railways, Inc., a Florida corporation ("First American-Florida") since its incorporation (February 1994). He has over 30 years of business experience, principally in the areas of real estate management and development and rail transportation. Since 1984, he has been principally employed as the Chairman, President and principal shareholder of First Reserve, Inc., the holding company for Esslinger-Wooten-Maxwell, Inc., a residential and commercial real estate brokerage and management firm based in Coral Gables, FL. Since September 1989, Mr. Harper has been a Director, and from October 1992 to October 1993, and from July 1995 to June 1996, he served as Chairman of the Board of the Tri-County Rail Authority. Since May 1994, he has served as a Director of Florida East Coast Railway Co. (a railroad company based in St. Augustine, FL) and Vacation Break U.S.A., Inc. (a travel and time-share corporation based in Fort Lauderdale, FL).

         MR. AFTOORA, age 57, became a Director of the Company in December 1996. Mr. Aftoora has extensive experience in the railroad industry and is currently Vice President of Corridor Development for CSX Transportation, Inc. ("CSXT"). Mr. Aftoora is being appointed to the Board of the Company as CSXT's representative pursuant to the terms of the CSXT Agreement. Mr. Aftoora joined a predecessor of CSXT in 1966 as an internal audit officer, and he has held a variety of financial management and planning positions during his 30-year career with the firm, including director of regulatory economics from 1977 to 1980 and director of financial planning from 1980 to 1984. He served as CSXT's treasurer from 1984 to 1995, when he was named to his current position.

         MR. BRADSHAW, age 66, has been a Director of the Company since March 1997. He has extensive experience in the citrus industry in Florida and in the scenic railroad business in Colorado. He began work in the citrus industry in 1952 and rose to become General Manager and then President of Hi-Acres, Inc. (a Florida citrus company) in which latter capacity he continues to serve. In 1981, Mr. Bradshaw formed The Durango & Silverton Narrow Gauge Railroad Company which purchased from the Denver and Rio Grande Western Railroad the operation of a narrow gauge mining railroad, which Mr. Bradshaw converted to a scenic railroad. He is the Chairman of the Board of Trustees of Lake Highland Preparatory School (Orlando, FL) and a former member of the Board of Trustees of the Darlington School (Rome, GA). He is a member of the Board of Directors of the Pine Hills Office (Orlando, FL) of SunTrust Bank.

         MR. MICHAEL, age 52, has been a Director of the Company since September 1996. He has had extensive experience in the railroad and transportation industries since 1966. In 1996, he became President and Chief Executive Officer of Novoeste Railways, Brazil's first privatized railroad. In 1995, Mr. Michael formed G.P.M. Associates, a railroad consulting company. Also during 1995, he served as the railways consultant specialist for the Bosnia and Hezergovina World Bank Mission. Mr. Michael was the Vice President of Operations of Southern Pacific Rail Company (Denver, CO) from 1992 to 1994. Prior to that, he served as Vice President/Chief Transportation Officer for CSX Transportation, Inc. from 1986 to 1992. Mr. Michael served as Vice President Labor Relations of Chessie System (a rail transportation company headquartered in Baltimore, MD) from 1982 to 1986. Mr Michael has served on the Board of Directors of several rail companies.

         MR. MONTELEONE, age 49, became President, Chief Operating Officer, and a Director of the Company in July 1996. Most recently (1988-1996) Mr. Monteleone served as the Vice President of Corporate Development, Planning, Administration, and Acting Chief Financial Officer of Sensormatic Electronics Company (an electronics security company). In addition, from May 1988 until January 1995 he served as a consultant to and board member of various businesses. From 1973 until May 1988, he was a staff accountant and later a partner, and then the Director of Taxes (three South Florida offices) of Arthur Young & Company, an international accounting firm. Mr. Monteleone is a Certified Public Accountant licensed in Florida, as well as other states. He graduated cum laude from the New York Institute of Technology in 1969, and received his Masters in Business Administration from Florida Atlantic University (Boca Raton, FL) in 1992. He serves on the Boards of Directors of Loren Industries, Inc. (a jewelry casting company), Pointe Financial Company (a federal savings and commercial bank holding company) and Rexall Sundown, Inc. (a pharmaceutical company).

         MR. RADER, age 50, has been a Director of the Company since the Merger, and prior to that he served in a similar capacity with First American-Florida since its incorporation. Since 1982, Mr. Rader has been the President and sole shareholder of Rader Railcar, Inc., Denver, CO, which designs, builds and operates unique rail cars. He has more than 20 years experience in both the tourism and railroad industries. From 1970 to 1975, he served as Vice President and director with Sheraton Hawaii (a subsidiary of ITT-Sheraton Company) and from 1978 to 1982, he served as Vice President and General Manager of Holland America (a division of Holland America Line, Inc.). In 1982, he founded Tour Alaska, a privately-held Alaskan tour company which offered the first private railcar tour through Alaska.

         MR. RUSH, age 76, has been a Director of the Company since the Merger, and prior to that he served in a similar capacity with First American-Florida since June 1994. He has extensive experience in the private and public sectors, principally in the areas of high tech industry, economic development and rail transportation. Mr. Rush has served as a member and chairman of the Florida High Speed Rail Commission, and he is also a member of the Tri-County Commuter Rail Authority. Mr. Rush was formerly Chairman of the National High Tech Council and is a past member of the Defense Conversion and Transition Commission. Mr. Rush was the President and Chief Executive Officer of Aptek Technologies, Inc., Deerfield Beach, FL, from 1982 to April 1995, and has been President of Rush Holdings,

Inc., in Deerfield Beach since 1958. He has also been President of RTX Telecom and Electro Data Corp. since 1982.

         MR. SALVANESCHI, age 67, has been a Director of the Company since the Merger, and prior to that he served in a similar capacity with First American-Florida since June 1994. His career has been in "mass-marketing service" businesses which are oriented toward consumers' discretionary dollars. In 1969, he became Vice President/Real Estate Administration of McDonald's Company, and in that position, he was instrumental in setting national standards and policies for market development and store locations. In 1971, he was made an advisory member of McDonald's Board of Directors. From 1983 to 1987, Mr. Salvaneschi was employed by Kentucky Fried Chicken as senior Vice President. In January 1988, he joined Blockbuster Entertainment Company as Executive Vice President of Development, and in June 1988 he became President, Chief Operating Officer and a Director of Blockbuster. He retired from Blockbuster in February 1991.

                                     * * * *

         Pursuant to a financial advisory agreement (described below) with International Capital Growth, Ltd. (the "Placement Agent"), the Company has agreed to use its best efforts to cause a designee of the Placement Agent to be elected to the Company's Board of Directors. In the event that the Placement Agent does not designate such Director, or if the Placement Agent's designee shall not be elected or is unavailable to serve if elected, an individual selected by the Placement Agent shall be permitted to attend all meetings of the Board of Directors. To date no designee has been named by the Placement Agent to serve on the Company's Board of Directors. Separately, pursuant to the Agreement between the Company and CSX Transportation, Inc. dated November 1, 1996 (the "CSXT Agreement"), Albert B. Aftoora, the designee of CSXT, has been elected to the Company's Board of Directors.

INFORMATION ABOUT THE BOARD OF DIRECTORS
         AND COMMITTEES OF THE BOARD

         MEETINGS - All of the Company's Directors attended more than 75% of the meetings of the Board of Directors during the fiscal year ended December 31, 1996. There were a total of 8 Board meetings held during such year.

         COMPENSATION OF DIRECTORS - Employee Directors of the Company are not compensated for their services as Directors. In June 1996, the Company instituted a policy whereby each "non-management" Director would receive a $5,000 annual retainer along with a per- meeting stipend ($500 for "in person" and $300 for "telephonic" attendance). In June 1996, the Company agreed to award each of the-then "non-management" Directors with a one-time grant of stock options covering 15,000 shares; this grant was made on January 1, 1997 at an exercise price of $2.375 per share, the-then current market price. Further, commencing January 1, 1997, each non-management Director receives an annual stock option grant covering 3,000 shares, all of which options are to be awarded under a non-qualified stock option plan.

         COMMITTEES OF THE BOARD OF DIRECTORS - The Company's Audit Committee consists of four non-employee Directors: Messrs. Aftoora (Chairman), Michael, Rush and Salvaneschi. The Audit Committee is responsible for meeting with representatives of the Company's independent accountants and with representatives of senior management to review the general scope of the Company's annual audit, matters relating to internal audit control systems and the fee charged by the independent accountants. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of non-audit services by the Company's independent accountants and for recommending the engagement or discharge of the Company's independent accountants. The Audit Committee did not meet in 1996.

         The Company's Compensation Committee consists of three non-employee
Directors: Messrs. Rader, Rush (Chairman) and Salvaneschi. The Compensation Committee is responsible for approving and reporting to the Board on the annual compensation of all officers, including salaries, stock options and stock. The Compensation Committee is also responsible for the granting of stock awards, stock options and other awards made under the Company's existing plans. The Compensation Committee met once in 1996.

                The Company does not have a Nominating Committee.

         COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934 -
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities ("Reporting Persons") to file certain reports concerning their beneficial ownership of the Company's equity securities. The Company believes that during fiscal 1996 all Reporting Persons complied with their Section 16(a) filing obligations, except as follows:
Glenn P. Michael, Pamela S. Petcash and Luigi Salvaneschi each were late in filing their initial statements of beneficial ownership of securities (Form 3s). The Company is not aware of any continuing failure to file a required Form, as all known delinquencies were cured.

EXECUTIVE OFFICERS OF THE COMPANY

         The following table sets for the position and term of office (with the Company or its predecessor) of each executive officer of the Company:


                                                              EXECUTIVE OFFICER
NAME                       POSITION(S)                             SINCE
----                       -----------                        -----------------

Allen C. Harper            Chief Executive Officer               February 1994

Raymond Monteleone         President and Chief                   July 1996
                           Operating Officer

William T. Nanovsky        Vice President, Secretary,            August 1996
                           Treasurer and Chief Finan-
                           cial Officer

Thomas E. Blayney          Vice President of                     August 1996
                           Operations

Donald P. Cumming          Vice President, Controller            August 1996
                           and Chief Accounting Officer

Gordon L. Downing          Vice President of Marketing           December 1996
                           and Sales

Pamela S. Petcash          Vice President, Customer              September 1996
                           Care and Entertainment


         See information concerning MESSRS. HARPER AND MONTELEONE under "Election of Directors of the Company," above.

         MR. NANOVSKY became Vice President, Treasurer and Chief Financial Officer of the Company in August 1996, and Secretary in October 1996. From 1993 to 1995, Mr. Nanovsky served as Vice President, Chief Financial Officer and Secretary of GameTek, Inc. (an interactive entertainment software company). Since his resignation from GameTek, he has been a consultant within the interactive software industry focusing on mergers and acquisitions; planning equity offerings; and restructuring debt facilities. From 1991 to 1993, he served as Senior Vice President, Chief Financial Officer and Treasurer of Marietta Company (a unit-of-use packaged goods company). From 1986 to 1991, Mr. Nanovsky was a member of the Board of Directors, Senior Vice President, Chief Financial Officer and Secretary of Seneca Foods Company (an international consumer goods company).

         MR. BLAYNEY became Vice President of Operations in August 1996. From 1989 to 1995 Mr. Blayney served as Executive Vice President and General Manager of Southland Greyhound Park (an Arkansas parimutuel attraction). Mr. Blayney served as Special Assistant from 1971 to 1976 to Governor Reubin O'D Askew during two terms as Governor of Florida. From 1977 to 1979, Mr. Blayney served as a Vice President of Marketing for Auto-Train Corporation in Washington, D.C.

         MR. CUMMING became Vice President, Controller and Chief Accounting Officer of the Company in August 1996. Mr. Cumming served as Division Controller of Export Sales and Corporate Finance Manager for Sensormatic Electronics Company (an electronic security corporation) from 1992 to 1996. Prior to that he served as Staff Auditor--Senior Manager for Ernst & Young (an international accounting firm) from 1982 to 1992.

         MR. DOWNING became Vice President of Marketing and Sales of the Company in December 1996. Mr. Downing has senior level executive experience in general management, marketing and sales. His most recent experience was as a consultant in the areas of manufacturing, home building and trucking for the Tahitian Government (1995-Present), and before that (1994-1995) he worked in executive management, consulting and investment banking for Churchill and Associates Inc., a financial consulting and management company. Mr. Downing also served as Vice President of Sales and Marketing for General Rent-A-Car (1991-1993) and for National Car Rental (1987-1991). Prior to 1987, Mr. Downing held a variety of executive positions with National Car Rental. Mr. Downing is active in the American Society of Travel Agents and the National Passenger Traffic Association.

         MISS PETCASH, Vice President, Customer Care and Entertainment, commenced her employment with the Company in September 1996. Miss Petcash was Cruise Director and Senior Officer for Princess Cruises from 1995 to 1996, and Entertainment and Cruise Director for Gold Star Cruises, LLP from 1994 to 1995. Miss Petcash was affiliated with Kloster Cruises beginning in 1982 through 1994 working with Norwegian Cruise Line and Royal Viking Line. She held the position of Cruise Director between 1989 and 1994 onboard various ships operated by Kloster Cruises.

                                     * * * *

         Officers are elected by the Board of Directors and their terms of office are at the discretion of the Board, subject to the Company's obligation to pay any compensation required under applicable employment agreements. All of the Company's executive officers except Mr. Harper are full-time employees of the Company. See "Executive Remuneration - Employment Contracts." There are no family relationships among any of the officers or Directors of the Company.

EXECUTIVE REMUNERATION

         The following table provides information with respect to the compensation paid to Allen C. Harper, the Chairman of the Board and Chief Executive Officer of the Company and the named executive officers. There was no executive officer whose salary was in excess of $100,000 for any period prior to 1996. The Company did not pay any form of compensation to any officer or Director during 1995 and 1994; however, the Company's predecessor by merger (First American-Florida) paid salaries for those years (as described below). As a result of the April 1996 merger between First American-Florida and Asia-America Company, a Nevada corporation, with the latter being the surviving entity, the Company's fiscal year changed from April 30 to December 31. Therefore, for purposes of the following table, the year 1995 represents the eight-month period ended December 31, 1995 and the year 1994 represents the twelve-month period ended April 30, 1995.

                           SUMMARY COMPENSATION TABLE


                               Annual Compensation                    Long Term
                                                                   Compensation
                                                                         Awards
-------------------------------------------------------------------------------
(a)                (b)         (c)          (d)           (e)          (f)
                                                         Other      Restricted

Name and                                                Annual         Stock
Principal                                               Compen-      Award(s)
Position          Year      Salary($)     Bonus($)     sation($)        ($)

-------------------------------------------------------------------------------
Allen C.          1996      $100,962          -            -(1)          -
Harper,
Chairman          1995      $ 39,461          -            -             -
and CEO
                  1994      $ 79,775          -            -             -



-------------------------------------------------------------------------------
Raymond           1996      $ 75,000     $51,174.35        -(2)       $37,800
Monteleone,
President         1995          -                          -
and Chief
Operating         1994          -                          -
Officer

Eugene K.         1996      $113,956     $  25,000   $50,000                -
Garfield,
President         1995      $ 85,525
and Vice-
Chairman(3)       1994      $ 76,801           -           -                -

-------------------------------------------------------------------------------
Michael           1996      $ 99,645     $  25,000         -                -
Acierno,
Vice-             1995      $ 64,778           -           -                -
President-
Financial         1994      $ 51,383           -           -                -
Relations
and
Corporate
Development
-------------------------------------------------------------------------------

--------------
(1) Commencing September 1996, the Company has agreed to pay a corporate affiliate of Mr. Harper $5,700 per month to cover Mr. Harper's monthly expenses, e.g. car, office rental and office expenses.

(2) Mr. Monteleone received a car allowance of $3,000 and earned a retirement allowance of $5,000 for fiscal 1996.

(3) Effective June 12, 1996, Mr. Garfield resigned as President of the Company and on November 7, 1996, Mr. Garfield resigned as a Director and Vice-Chairman of the Board. Mr. Garfield received a severance package which includes among other things the payment of $50,000, representing the remaining salary due pursuant to the terms of his employment agreement through February 16, 1997.

         STOCK OPTIONS PLANS

              The following table provides information regarding option grants during fiscal 1996 to Mr. Harper, the Company's Chief Executive Officer, Mr. Monteleone, the Company's President and Chief Operating Officer, Eugene K. Garfield, the Company's former President and Vice Chairman, and Michael J. Acierno, a Vice President of the Company.

                             OPTION/SAR GRANTS IN LAST FISCAL YEAR
                             -------------------------------------

                                    INDIVIDUAL GRANTS
                                    -----------------

                                     % OF TOTAL
                                     OPTIONS/SARS
                      NUMBER OF      GRANTED TO      EXERCISE OR
                      OPTIONS/SARS   EMPLOYEES IN    BASE PRICE     EXPIRATION
NAME                  GRANTED        FISCAL YEAR     ($/SHARE)         DATE
----                  -------        -----------     ---------      ----------

Allen C. Harper           -              -             -               -
Raymond Monteleone     30,000          28.99%       $  3.50         July 2006
Eugene K. Garfield        -              -             -               -
Michael J. Acierno     10,000           9.66%       $4.4375        October 2006

              No stock options were exercised during the fiscal year ended December 31, 1996.

              The following table sets forth certain information regarding unexercised options held by the above-named executives.

         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
         --------------------------------------------------------------------------------

                                        NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                        UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS/SARS
                                        OPTIONS/SARS AT FY-END(#)        AT FY-END ($)
                                        -------------------------        -------------------------------

           NUMBER OF
           SHARES
           ACQUIRED     VALUE
NAME       ON EXERCISE  REALIZED($)    EXERCISABLE UNEXERCISABLE        EXERCISABLE UNEXERCISABLE
----       -----------  -----------    ----------- -------------        ----------- -------------

Allen
C. Harper       -         -                  -           -                     -          -

Raymond
Monteleone      -         -                10,000      20,000                  -          -

Eugene K.
Garfield        -         -                  -           -                     -          -

Michael J.
Acierno         -         -                 3,333       6,667                  -          -



                                     DIRECTOR COMPENSATION FOR LAST FISCAL YEAR
                                     ------------------------------------------

                                    CASH COMPENSATION                     SECURITY GRANTS
                                    -----------------                     ---------------

                                                                                     NUMBER OF
                           ANNUAL                   CONSULTING        NUMBER        SECURITIES
                           RETAINER     MEETING     FEES/OTHER          OF          UNDERLYING
                           FEES ($)     FEES ($)    FEES ($)          SHARES(#)     OPTIONS/SARS
NAME (A)                     (B)          (C)          (D)               (E)        (#)   (F)
--------                   --------     --------    ----------        ---------     ---------

Thomas G. Rader              5,000         600               -            -               -

David H. Rush                5,000         800               -            -               -

Luigi Salvaneschi            5,000         800               -            -               -

Glenn P. Michael             1,330         300         15,436(2)          -          20,000(2)

Albert B. Aftoora(1)           -            -                -            -               -

----------------
(1)      Mr. Aftoora was elected to the Board of Directors in December 1996.

(2) Represents consulting fees paid to GPM Associates prior to Mr. Michael's election to the Board of Directors.


         As of July 1, 1996, the Board of Directors adopted a non-qualified stock option plan for its employees, officers, Directors and certain consultants (the "Plan"). The purpose of the Plan is to provide certain Directors, officers and employees of the Company with a greater personal interest in the success of the Company and to enhance the ability of the Company to attract and maintain the services of qualified personnel.

         The Plan provides for the issuance of up to 717,500 shares of Common Stock upon exercise of options which do not qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The Plan is administered by the Compensation Committee of the Board of Directors, which determines, among other things, the persons to be granted options under the Plan, the number of shares subject to each option and the option price.

         Under the Plan, the exercise price of any stock option may not be less than the fair market value of the shares subject to the option on the date of grant. Options are not transferable, except upon the death of the optionee. The term of each option granted under the Plan and the manner in which it may be exercised is determined by the Compensation Committee, provided that no option may be exercisable more than ten years after the date of grant. The terms of the Plan, including the number of shares covered by the Plan, may be amended by the Compensation Committee or the Board of Directors from time to time.

         Of the 717,500 shares available for issuance under the Plan, at April 7, 1997, options had been granted, which had not expired, with respect to 474,700 shares. The exercise prices of these options, when granted, were equal to the market value of the shares on the award dates, except for certain stock option grants made to Mr. Monteleone (in July 1996) and to six consultants, all of which were at $3.50 per share. Exercise prices for options granted under the Plan range from $1.906 to $4.75 per share.

         EMPLOYMENT CONTRACTS

         In February 1994, the Company and Mr. Harper entered into an employment agreement for a three-year term (which automatically renewed for a one-year term in February 1997), which provides for a base salary of $125,000 (along with cost-of-living adjustments based on the appropriate consumer price index). In addition, the agreement provides for certain standard employment benefits. This agreement also contains customary non-competition provisions prohibiting competition with the Company during the term of employment and for two years thereafter. The agreement with Mr. Harper requires that he devote at least 30 hours per week to Company business. While the Company believes that the extent of Mr. Harper's efforts will be sufficient, there is no assurance that an additional time commitment will not prove necessary or that additional management personnel will not be needed as a result of Mr. Harper's limited availability.

         In addition to his employment agreement, Mr. Harper also receives a guaranty fee as described elsewhere. See "Liability and Indemnification of Directors and Officers of the Company," below.

         Mr. Monteleone has been employed by the Company to be its President and Chief Operating Officer, pursuant to an employment agreement dated July 10, 1996, the initial term of which is three years with automatic one-year renewals (cancelable by either party) thereafter. The agreement provides for an initial base salary of $150,000 per annum which increased to $175,000 per annum on January 1, 1997. He received a bonus of $51,174 in December 1996. There will be a minimum increase in his base salary to $189,000 on January 1, 1998, and $204,120 on January 1, 1999. In addition, he will receive an annual bonus of at least $25,000 on January 1, 1998, January 1, 1999 and June 1, 1999. The agreement also provides for standard life and health care insurance benefits, which began in January 1997, along with other standard employment benefits. Pursuant to the agreement, Mr. Monteleone received a stock grant of 10,800 shares, effective July 1, 1996, and he will be granted a minimum of 30,000 non-qualified stock options annually during the three-year employment term and any subsequent renewal term; the first of these 30,000-share options was granted on July 1, 1996. Mr. Monteleone receives a $500 per month car allowance, plus an automobile mileage reimbursement for business travel of $.20 per mile. During the initial three-year term the Company will fund an individual retirement plan on behalf of Mr. Monteleone in the aggregate of $35,000.

         In addition to these terms, at January 1, 1997, Mr. Monteleone received a stock award of 25,000 shares and a stock option grant covering 100,000 shares.

         The agreement with Mr. Monteleone provides that he may receive, in certain circumstances, a severance package consisting of twice his current base salary and all of the stock options which were to be granted to him during the remaining term of his employment will become fully granted and vested. This severance package shall be payable upon the termination of the agreement and the occurrence of any of the following events, (i) "change in control" of the Company (where more than 50% of the Company's stock is sold to a third party),
(ii) should someone other than Mr. Monteleone or Mr. Harper (the current Chief Executive Officer) be the Company's Chief Executive Officer, or (iii) should there be a substantial reduction in Mr. Monteleone's duties under the agreement. The agreement also contains a non-competition provision which prohibits Mr. Monteleone from competing with the Company for two years following the termination of the agreement.

         On March 13, 1997, Mr. Monteleone personally guaranteed $5.85 million of the Company's indebtedness to the seller (Charles E. Bradshaw, Jr.) in connection with the Company's purchase of The Durango & Silverton Narrow Gauge Railroad Company ("D&SNG"). In anticipation thereof, on February 26, 1997, the Board of Directors voted (with Mr. Monteleone abstaining) to modify Mr. Monteleone's employment agreement to (i) extend the term of the agreement to match the five-year term of his personal guaranty (subject to certain performance standards for the extended period which are to be further determined between Mr. Monteleone and the Company), (ii) increase Mr. Monteleone's severance package to three times his then-current annualized compensation in certain circumstances, i.e., in the event of a "change in control" of the Company and termination of the agreement by the Company, or the material reduction or change in his duties), (iii) grant additional stock options covering 100,000 shares, exercisable at $1.906 per share (the then-current market price). In addition, the Company has agreed to pay Mr. Monteleone an annual guarantee fee of $20,000 (net of taxes).

         Michael J. Acierno presently serves as Vice President Financial Relations and Corporate Development. Mr. Acierno entered into a full-time employment agreement with the Company on July 1, 1994, which was amended on October 15, 1996. This agreement is for a three-year term with annual renewals thereafter, and it provides for an annual base salary of $75,000 (which was increased to $100,000 effective June 1, 1996), along with cost-of-living adjustments based on the appropriate consumer price index. Pursuant to his agreement, Mr. Acierno was granted a stock option covering 10,000 shares. In addition, the agreement provides for health care insurance and other standard employment benefits, as well as a $300 per month car allowance beginning on January 1, 1997. The agreement also contains customary non-competition provisions prohibiting competition with the Company during the term of employment and for two years thereafter.

LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY

         Pursuant to the Company's Bylaws, the Company is obligated to indemnify each of its officers and Directors to the fullest extent permitted by law with respect to all liability and loss suffered, and reasonable expense incurred, by such person in any action, suit or proceeding in which such person was or is made or threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a Director or officer of the Company. The Company is also obligated to pay the reasonable expenses of indemnified Directors or officers in defending such proceedings if the indemnified party agrees to repay all amounts advanced should it be ultimately determined that such person is not entitled to indemnification.

         The Company maintains a policy of insurance under which the Directors and officers of the Company are insured, subject to the limits of the policy, against certain losses arising from claims made against such Directors and officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In December 1996, the Board of Directors voted (with Mr. Harper abstaining) to indemnify Mr. Harper in connection with his agreement to guaranty up to $4.2 million in Company obligations to the Seller of D&SNG. The amount of this personal guarantee was increased to $10.05 million and delivered at the closing of the purchase of D&SNG on March 13, 1997. In connection with this guaranty, the Company also agreed to pay Mr. Harper an annual guarantee fee of $35,000 (net of taxes) for so long as his personal guarantee remains outstanding. In addition, the Company has agreed to indemnify Mr. Monteleone in connection with his personal guaranty of certain obligations of the Company as described under "Executive Remuneration - Employment Contracts," above.

                              CERTAIN TRANSACTIONS

         The Company requires that transactions with affiliates be made on terms that the Company believes are at least as favorable as those obtainable from unaffiliated third parties, and such transactions will be approved by a majority of the independent, disinterested Directors.

1994 PRIVATE OFFERING

         In October 1994, the Company completed a private offering of 420,570 shares of its Common Stock for gross proceeds of $982,000. A total of 26 investors purchased Common Stock in that private offering which began in July 1994, and the two largest investors therein were Company Directors Thomas Rader (256,774 shares; $350,000) and Luigi Salvaneschi (146,728 shares; $200,000).
David Rush, one of the Company's Directors, also invested in that private offering (36,683 shares; $50,000).

ACQUISITION OF RAILCARS

         Rader Railcar II, Inc., a Colorado corporation, ("RRI") will be the Company's primary source of railcars for the Florida Fun-Train. RRI is owned by Thomas G. Rader, a Director and currently the largest shareholder of the Company. The Company entered into an agreement with Rader Railcar, Inc., a Colorado corporation owned by Mr. Rader, as of June 28, 1994, whereby such company produced the initial railcar for the Company. The total purchase price was $850,000. Title was transferred to the Company on July 2, 1996. The Company believes the transaction for the purchase of the railcar was no less favorable to the Company than a similar transaction conducted with an unaffiliated third party.

         On October 23, 1996 the Company contracted with RRI for the design and production of up to 11 additional railroad cars all of which will be used for the Florida Fun-Train. The total cost of this equipment, including applicable sales taxes, is approximately $8.8 million. Pursuant to the RRI contract the Company has made payments to RRI of approximately $4.35 million. The RRI contract provides for the delivery of various railcars over a period of several months beginning June 1, 1997.

         The terms of the transactions between the Company and RRI have been determined by negotiations between RRI and the Company's disinterested Directors. Because of Mr. Rader's involvement, there is an inherent conflict of interest in this process; further, competitive bidding was not used for any of these railcar purchase agreements. The Company's Board of Directors believes that the terms of the agreements with RRI for the construction of the Fun-Train railcars are commercially reasonable.

         Mr. Rader and RRI have agreed that for a five-year period they will not, directly or indirectly, engage in the design, marketing sale or lease of passenger railcars for the purpose of operating passenger entertainment, tourism or excursion trains in Florida.

RUSH AGREEMENTS

         In June and July 1995, David Rush, a Director and shareholder of the Company, loaned an aggregate of $125,000 to the Company. The promissory note associated with this loan provided for simple interest at 18% and the obligation was personally guaranteed as to collection by Allen C. Harper, the Company's Chairman of the Board of Directors. At the time of the transaction, the Board of Directors (with Mr. Rush abstaining) concluded that the interest rate paid on this loan was reasonable and customary, given the financial condition of the Company and the current business environment, and that the terms of such loan were no less favorable than those for a similar transaction with a third party. The loan was repaid with the proceeds from the 1996 Private Placements.

         In December 1996 David Rush agreed to remove from the market a certain parcel of real property located in Broward County, Florida, while the Company evaluated such property as a potential headquarters site. Pursuant to an understanding with Mr. Rush, the Company agreed to pay "carrying costs" mortgage expense as well as related insurance costs and real property taxes of the subject property for three and one-half months, which aggregate $32,922, beginning January 7, 1997.

         Separately, the Company has entered into a consulting arrangement with Mr. Rush whereby the Company will pay him a consulting fee of $1,000 per month (plus pre-approved travel and entertainment expenses) for consulting services which include, (i) assisting the Company in obtaining third party financing or other forms of financial support for the construction of the Florida Fun-Train's northern terminal on the GOAA property (Greater Orlando), and (ii) monitoring and facilitating appropriate contacts within the Florida state legislature with respect to any proposed legislation which may materially affect the Company's operations in Florida.

PURCHASE OF D&SNG FROM CHARLES E. BRADSHAW, JR.

         On March 13, 1997, the Company purchased all of the capital stock of The Durango & Silverton Narrow Gauge Railroad Company ("D&SNG") from Charles E. Bradshaw, Jr. In connection with that transaction Mr. Bradshaw became a Director of the Company. The Company paid Mr. Bradshaw the following: (i) approximately $5 million in cash; (ii) $10.05 million in seller financing consisting of two promissory notes: a one-year note (subject to extension as described below) for $4.2 million which bears annual interest (payable monthly) at the 30-day commercial paper rate as published by THE WALL STREET JOURNAL plus 650 basis points per annum; and a five-year note for $5.85 million which bears interest at an annual rate of 9.25% which increases to 10%; (iii) 200,000 shares of common stock of the Company; and (iv) a common stock purchase warrant covering 1,610,000 shares exercisable at $3.50 per share. The Company has agreed to register for resale the 200,000 shares and the 1,610,000 shares underlying the aforementioned warrant. The term of the $4.2 million note may be extended by the Company, at its option, for an additional six months upon the occurrence of certain circumstances; at maturity this note is convertible by the holder thereof into common stock of the Company at a conversion rate equal to the then-closing sales price of the Company's common stock (not to exceed $5.00 per share); at the maturity date, should the noteholder elect to receive cash in full payment of the $4.2 million note (in lieu of conversion into common stock), then the Company may extend the maturity date for an additional eighteen months. The obligations represented by the Notes are secured by a second position on substantially all of the assets of D&SNG. The purchase price for the acquisition of D&SNG was determined in arms-length negotiations between the Company and Mr. Bradshaw.

TEMPORARY LEASE

         During fiscal 1995, the Company leased approximately 250 square feet of office space from the Company's former Director and Vice Chairman of the Board of Directors for a total annual rental of $6,500.

         ITEM 3 - APPROVAL OF SELECTION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected BDO Seidman, LLP as its independent accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1997. This selection is being submitted for approval by shareholders at the Annual Meeting. Representatives of BDO Seidman, LLP will be at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

         The affirmative vote of the holders of a majority of the shares voted is required for the approval of the foregoing proposal. The holders of the enclosed proxy will vote to ratify the action of the Board of Directors, unless otherwise directed.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS ITEM 3.

                                  OTHER MATTERS

         The Board of Directors is not aware of any other business that may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.

                              SHAREHOLDER PROPOSALS

         Shareholder proposals intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received by the Company not later than December 1, 1997, at its principal executive offices, 3700 North 29th Avenue, Suite 202, Hollywood, Florida 33020, Attention: Secretary, for inclusion in the Proxy Statement and proxy relating to the 1998 Annual Meeting of Shareholders.

                             ADDITIONAL INFORMATION

         Accompanying this Proxy Statement is a copy of the Company's annual report. A copy of the Company's Annual Report on Form 10- KSB may be obtained from the Company upon written request.

                                                  BY ORDER OF THE BOARD OF

                                                              DIRECTORS

                                                  ALLEN  C.  HARPER, CHAIRMAN
                                                  OF  THE  BOARD OF DIRECTORS
                                                  AND CHIEF EXECUTIVE OFFICER

APRIL ____, 1997
HOLLYWOOD, FLORIDA

                                   EXHIBIT "A"

                                   ARTICLE IX

     (a) The number of directors constituting the whole Board shall be as fixed from time to time by vote of a majority of the whole Board; provided, however, that the number of directors shall not be less than three and that number shall not be reduced so as to shorten the term of any director at the time in office. The number of directors constituting the whole Board shall not be greater than nine until otherwise fixed by a majority of the whole Board in accordance with the preceding sentence.

     (b) The Board shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as the then total number of directors constituting the whole Board permits, with the term of office of one class expiring each year. At the annual meeting of shareholders in 1997, directors of Class I shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting, and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting. At each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any increase in the directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, or by a sole remaining director. Any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any newly created or eliminated directorships resulting from an increase or decrease in the authorized number of directors shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible.

     (c) The provisions of this section with respect to the sole power of the Board of Directors to determine the number of Directors which will constitute the entire Board of Directors and with respect to the classified Board of Directors shall not be amended, altered, repealed or otherwise changed without the approval of three-fourths of the outstanding voting stock of the Corporation.

                          FIRST AMERICAN RAILWAYS, INC.
                             3700 NORTH 29TH AVENUE
                                    SUITE 202
                            HOLLYWOOD, FLORIDA 33020

                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 7, 1997

         The undersigned shareholder of FIRST AMERICAN RAILWAYS, INC. (the "Company") hereby appoints Messrs. Allen C. Harper and Raymond Monteleone and each of them, true and lawful proxy or proxies, with full power of substitution in each, for and in the name of the undersigned to vote all shares of common stock, $.001 par value, of the Company outstanding in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at ___________________________________ , Durango, Colorado, on June 7, 1997, at
10:00 A.M., local time, and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, hereby revoking all previous proxies. This proxy is revocable. The undersigned reserves the right to attend and vote in person. The undersigned hereby acknowledges receipt of the Notice of Meeting of Shareholders dated April , 1997, the Proxy Statement accompanying the Notice, and the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

         Said proxies are directed to vote as indicated in the following proposals:

         1. ITEM 1:       AMENDMENT TO THE ARTICLES OF INCORPORATION TO PROVIDE
                          FOR A CLASSIFIED BOARD OF DIRECTORS.

                          ________ FOR     ________ AGAINST   ________ ABSTAIN

         2. ITEM 2:       ELECTION OF DIRECTORS OF THE COMPANY:

                          (i)      Election of Class I Directors:
                                            Nominees: Charles E. Bradshaw, Jr.
                                            and Thomas G. Rader

                          (ii)     Election of Class II Directors:
                                            Nominees: Albert B. Aftoora, Allen
                                            C. Harper and Glenn P. Michael

                          (iii)    Election of Class III Directors:

                                            Nominees: Raymond Monteleone, David
                                            H. Rush and Luigi Salvaneschi

                                   ________ FOR ALL NOMINEES LISTED ABOVE

                                   ________ WITHHOLD AUTHORITY TO VOTE FOR ALL
                                            NOMINEES LISTED ABOVE

                                   ________ FOR ALL NOMINEES
                                            LISTED ABOVE
                                            EXCEPT THAT
                                            AUTHORITY IS
                                            WITHHELD TO VOTE
                                            FOR ANY NOMINEE(S)
                                            WHOSE NAME(S) IS
                                                (ARE) WRITTEN ON
                                                  THE LINE IMMEDIATELY BELOW:

                                            __________________________________

                               (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE)

         3. ITEM 3:      TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE
                         COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING
                         DECEMBER 31, 1997:

                         ________ FOR    ________ AGAINST     ________ ABSTAIN

         4. OTHER MATTERS:

            TO VOTE WITH DISCRETIONARY AUTHORITY UPON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

         Each shareholder should specify by a mark in the appropriate box above how they wish their shares voted. Shares will be voted as specified. IF NO SPECIFICATION IS MADE ABOVE, SHARES WILL BE VOTED FOR ITEMS 1, 2 AND 3 ABOVE.

         Please date, sign and promptly return this proxy in the reply envelope; in addition, please check the box below if you are planning to attend the meeting in person.

         ________ I am planning to attend the Annual Meeting in person.

                                             DATED: ___________________, 1997
                                             ________________________________

                                             ________________________________

                                             ________________________________
                                             SIGNATURE(S) OF SHAREHOLDER(S)

                           (PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS AND CORPORATE OFFICERS SHOULD INCLUDE THEIR TITLES.)